Exhibit 99.1

FOR IMMEDIATE RELEASE

MAXIMUM EFFORT CHANNEL, A PARTNERSHIP BETWEEN FUBO AND RYAN REYNOLDS’ MAXIMUM EFFORT,

WILL LAUNCH ON FUBO, AMAZON FREEVEE, LG CHANNELS, PLEX, SLING FREESTREAM, VIDAA, VIZIO WATCHFREE+, XUMO PLAY

NEW YORK – JUNE 16, 2023 – FuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, and Ryan Reynolds’ Maximum Effort announced today that its forthcoming Maximum Effort Channel will be available through a broad distribution network that will include Fubo, Amazon Freevee, LG Channels on LG Smart TVs, Plex, Sling Freestream, VIDAA, VIZIO WatchFree+ and Xumo Play. Maximum Effort Channel will launch on June 20, 2023, as previously announced.

Maximum Effort Channel will be home to original and classic TV, movies – as well as some surprising content breaks - made for maximum comfort. The channel launch will be led by the original show Bedtime Stories with Ryan, in which Ryan Reynolds reads new and classic bedtime stories in an attempt to soothe your mind and soul (and also his own). See trailer HERE. Additional Maximum Effort Channel programming will be announced in the coming days.

“Our goal for the Maximum Effort Channel is to bring Ryan’s vision of joyful entertainment to consumers on their favorite streaming platforms,” said David Gandler, co-founder and CEO, Fubo. “Additionally, launching the channel through this broad distribution network, on and off the Fubo platform, will expand reach and results for advertisers. We’re looking forward to the launch of Maximum Effort Channel, with programming curated by Ryan, on June 20.”

“Maximum Effort exists to bring people together in unexpected ways and our new channel on Fubo certainly fits that mission,” commented George Dewey, co-founder of Maximum Effort. “The Maximum Effort Channel and Fubo are giving us the opportunity to take chances with not just shows but all the things a network does - from programming to ad sales to the glorious world of lower thirds! We’re insanely excited and we’re just getting started.”

The linear channel is part of a multi-year partnership with Fubo and Maximum Effort that includes an exclusive first-look for unscripted TV series as well as a blind scripted deal. Maximum Effort, a production company co-founded by Ryan Reynolds and George Dewey in 2018, has been granted creative control over the channel’s content - with details to be announced shortly. Since launching, Reynolds’ banner has an impressive creative track record which includes the Deadpool movies, Free Guy, The Adam Project and the unscripted show Welcome to Wrexham.

“Ryan Reynolds’ Maximum Effort Channel is one of the most highly anticipated channels ever and is a perfect addition to Plex Live TV’s hit channel lineup,” said Shawn Eldridge, vice president of business development and content, Plex. “We look forward to the future success of the Maximum Effort Channel on Plex and the continued satisfaction of our users as we strive to bring them the best in entertainment.”

“We’re thrilled to expand our robust lineup of sports and entertainment on Sling Freestream with the debut of Ryan Reynolds’ Maximum Effort Channel,” said Ajinkya Joglekar, senior vice president of marketing, SLING TV. “We are excited to see the compelling programming Ryan Reynolds’ team creates and we know that it will be a great addition to Sling Freestream’s 400 channels of movies, TV shows, live sports and news. SLING stands apart in offering consumers the flexibility to choose the service that fits their needs, giving users control to watch live premium TV, free content and standalone streaming services, all in one app.”

‘We are delighted to work with Fubo and Maximum Effort to introduce the Maximum Effort Channel on our VIDAA platform,” said Nick Ruczaj, vice president, global head of content and business development, VIDAA. “Ryan Reynolds and his team have a playful vision and style that reflects our discerning programming strategy focused on quality and unique content. The Maximum Effort Channel will offer our viewers an entertainment extravaganza that will bring them together in fun and unexpected ways. We are also happy to share with our advertisers more opportunities and access to VIDAA’s high value audience, who are thirsty for novel and creative quality content. This partnership is a fantastic experience for everyone involved and we look forward to launching the channel soon.”

“The partnership between Maximum Effort Channel and Fubo promises to generate new excitement in streaming content, and we’re thrilled to be among the platforms that will bring this high profile, premium caliber programming to millions of viewers,” said Stefan Van Engen, vice president of content programming and partnerships, XUMO. “The Xumo Play audience is accustomed to enjoying the most entertaining, quality programming, and this fresh, original content will be no exception.”

In addition to the Maximum Effort Channel, Sling Freestream will also add distribution of Fubo Sports, the live, free-to-consumer TV network featuring sports stories on and off the field. Launched by Fubo in September 2019, Fubo Sports airs live sports, movies and documentaries, award-winning original programming hosted by legendary sports figures like Gilbert Arenas and partner content from Lights Out Xtreme Fighting, Professional Fighters League, World Poker Tour and BeIN Sports Xtra, among others. With Sling Freestream added to its distribution network, Fubo Sports will now be available to consumers on more than 155 million devices in the U.S. and Canada.

About Fubo

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 175 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through interactive product features like FanView, an in-video experience showcasing live game, team and player stats and scores in real time. Fubo was also the first virtual MVPD to enable simultaneous viewing of up to four live channels (Multiview on Apple TV) as well the first to stream in 4K HDR.

Ranked #1 in Customer Satisfaction among Live TV Streaming Providers by J.D. Power (2022), Fubo has been called “a force in sports streaming” by Forbes, “the best streaming service for sports aficionados” by Tom’s Guide and was heralded by CNET for its “ease of use.” Learn more at https://fubo.tv.

About Maximum Effort

Maximum Effort makes movies, tv series, content and cocktails for the personal amusement of Hollywood Star Ryan Reynolds. We occasionally share them with the general public. Producers of the Deadpool films, Free Guy, The Adam Project and Welcome to Wrexham.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding business strategy and plans, channel programming, coverage and distribution and partnerships. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our reporting obligations; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

Molly Alves, Maximum Effort

mollya@maximumeffort.com

Anna Lassalle, Maximum Effort

anna@maximumeffort.com